Exhibit 99.1

NEWS	MEDIA CONTACT
Allie Bovis
FOR IMMEDIATE RELEASE	abovis@hcg.com

INVESTOR CONTACT
John D. Kelly
investor@hcg.com
Huron Announces Second Quarter 2025 Financial Results and Increases 2025 Guidance
SECOND QUARTER 2025 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses increased $30.9 million, or 8.3%, to a record $402.5 million in Q2 2025 from $371.7 million in Q2 2024.
•Net income was $19.4 million in Q2 2025, compared to $37.5 million in Q2 2024. Results for Q2 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party. Results for Q2 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff.
•Adjusted EBITDA(6), a non-GAAP measure, increased $4.9 million, or 8.8%, to $60.6 million in Q2 2025 from $55.7 million in Q2 2024.
•Diluted earnings per share was $1.09 in Q2 2025, compared to $2.03 in Q2 2024. Results for Q2 2025 include the non-cash impairment charge on the company's convertible debt investment in a third-party, which had an unfavorable $0.46 impact on diluted earnings per share for the period. Results for Q2 2024 include the litigation settlement gain related to a completed legal matter in which Huron was the plaintiff, which had a favorable $0.60 impact on diluted earnings per share for the period.
•Adjusted diluted earnings per share(6), a non-GAAP measure, increased $0.21, or 12.5%, to $1.89 in Q2 2025 from $1.68 in Q2 2024.
YEAR-TO-DATE 2025 FINANCIAL HIGHLIGHTS
•Revenues before reimbursable expenses increased $70.6 million, or 9.7%, to $798.2 million for the first six months of 2025 from $727.6 million for the same prior year period.
•Net income was $44.0 million for the first six months of 2025, compared to $55.5 million for the same prior year period. Results for the first six months of 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party. Results for the first six months of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff.
•Adjusted EBITDA(6), a non-GAAP measure, increased $12.6 million, or 14.0%, to $102.1 million for the first six months of 2025 from $89.5 million for the same prior year period.
•Diluted earnings per share was $2.42 for the first six months of 2025, compared to $2.96 for the same prior year period. Results for the first six months of 2025 include the non-cash impairment charge related to the company's convertible debt investment in a third-party, which had an unfavorable $0.45 impact on diluted earnings per share for the period. Results for the first six months of 2024 include the litigation settlement gain related to a completed legal matter in which Huron was the plaintiff, which had a favorable $0.59 impact on diluted earnings per share for the period.

•Adjusted diluted earnings per share(6), a non-GAAP measure, increased $0.68, or 23.5%, to $3.57 for the first six months of 2025 from $2.89 for the same prior year period.
•Huron returned $133.9 million to shareholders by repurchasing 0.9 million shares of the company's common stock for the first six months of 2025, representing 5.3% of the company's common stock outstanding as of December 31, 2024.
•Huron increases its previous guidance for full year 2025, including increasing revenues before reimbursable expenses expectations to a range of $1.64 billion to $1.68 billion and adjusted diluted earnings per share(6) expectations to a range of $7.30 to $7.70.
OTHER HIGHLIGHTS
•Huron amended its credit facility on July 30, 2025, to, among other items, extend the maturity date to July 30, 2030, improve all-in pricing, and increase its total borrowing capacity to $1.1 billion to support continued return to shareholders and investment in the business.
•Huron was named one of America's Best Mid-size Companies by Time magazine and a Best Firm to Work For in 2025 by Consulting Magazine.
CHICAGO - Jul 31, 2025 - Global professional services firm Huron (Nasdaq: HURN) today announced financial results for the quarter ended June 30, 2025.
“Revenues before reimbursable expenses (RBR) in the quarter grew 8% compared to the second quarter of 2024, including organic RBR growth across all three operating segments,” said Mark Hussey, chief executive officer and president of Huron.
“We remain confident in our prospects for continued growth in 2025 as reflected in our updated annual guidance. Our core end markets continue to face significant market disruption as health systems, universities and commercial businesses adapt to regulatory or macroeconomic pressures while evolving their business models for the future. Our clients continue to seek our deep industry and institutional expertise, breadth of capabilities, and proven track record of delivering results to help them achieve a more sustainable path forward,” added Hussey.
SECOND QUARTER 2025 RESULTS
Revenues before reimbursable expenses increased $30.9 million, or 8.3%, to $402.5 million for the second quarter of 2025, compared to $371.7 million for the second quarter of 2024. This growth, which includes $13.1 million of incremental revenues before reimbursable expenses from the company's acquisition of AXIA Consulting in December 2024, reflects continued strength in demand for the company's Digital capabilities within the Commercial and Education segments and the company's Consulting and Managed Services capabilities within the Healthcare and Education segments. These increases were partially offset by decreases in demand for the company's Consulting and Managed Services capability within the Commercial segment and the company's Digital capability within the Healthcare segment.
Net income was $19.4 million, or 4.7% of total revenues, for the second quarter of 2025, compared to $37.5 million, or 9.8% of total revenues, for the same quarter last year. Results for Q2 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party. Results for Q2 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff. Diluted earnings per share was $1.09 for the second quarter of 2025, compared to $2.03 for the second quarter of 2024. The non-cash impairment charge related to the company's convertible debt investment in a third-party had an unfavorable $0.46 impact on diluted earnings per share for the period. The litigation settlement gain recognized in the second quarter of 2024 had a favorable $0.60 impact on diluted earnings per share in the prior year period.
Second quarter 2025 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $44.3 million compared to $66.3 million in the same prior year period. Results for the second quarter of 2025 include a pre-tax $11.1 million non-cash impairment charge related to the company's convertible debt investment in a third-party. Results for the second quarter of 2024 include a pre-tax $15.0 million litigation settlement gain related to the completed legal matter in which Huron was the plaintiff.

In addition to using EBITDA to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands).

	Three Months Ended June 30,
	2025	2024
Amortization of intangible assets	$2,302	$1,627
Restructuring charges	$560	$2,056
2024 litigation settlement gain(7)	$—	$(11,701)
Other gains, net	$(71)	$(917)
Transaction-related expenses	$3,590	$103
Unrealized losses on long-term investments(8)	$11,929	$—
Tax effect of adjustments	$(4,075)	$2,296
Foreign currency transaction losses (gains), net	$264	$(150)
Adjusted EBITDA(6) increased $4.9 million, or 8.8%, to $60.6 million, or 15.1% of revenues before reimbursable expenses(6), in the second quarter of 2025, compared to $55.7 million, or 15.0% of revenues before reimbursable expenses(6), in the same quarter last year. Adjusted net income(6) increased $2.7 million, or 8.8%, to $33.7 million, or $1.89 per diluted share, for the second quarter of 2025, compared to $30.9 million, or $1.68 per diluted share, for the same quarter in 2024.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 7.8% to 4,963 as of June 30, 2025 from 4,604 as of June 30, 2024. The utilization rate(5) of the company's Consulting capability increased to 77.0% during the second quarter of 2025, compared to 73.7% during the same period last year. The utilization rate(5) for the company's Digital capability increased to 77.8% during the second quarter of 2025, compared to 75.0% during the same period last year. The number of Managed Services professionals increased 54.2% to 1,918 as of June 30, 2025 from 1,244 as of June 30, 2024.

YEAR-TO-DATE 2025 RESULTS
Revenues before reimbursable expenses increased $70.6 million, or 9.7%, to $798.2 million for the first six months of 2025, compared to $727.6 million for the first six months of 2024. This growth, which includes $24.9 million of incremental revenues before reimbursable expenses from the company's acquisition of AXIA Consulting in December 2024, reflects continued strength in demand for the company's Digital capabilities within the Commercial and Education segments and the company's Consulting and Managed Services capabilities within the Healthcare and Education segments. These increases were partially offset by decreases in demand for the company's Consulting and Managed Services capability within the Commercial segment and the company's Digital capability within the Healthcare segment.
Net income was $44.0 million, or 5.4% of total revenues, for the first six months of 2025, compared to $55.5 million, or 7.5% of total revenues, in the same prior year period. Results for the first six months of 2025 include an $8.2 million non-cash impairment charge, net of tax, related to the company's convertible debt investment in a third-party. Results for the first six months of 2024 include an $11.1 million litigation settlement gain, net of tax, related to a completed legal matter in which Huron was the plaintiff. Diluted earnings per share was $2.42 for the first six months of 2025, compared to $2.96 in the same prior year period. The non-cash impairment charge related to the company's convertible debt investment in a third-party had an unfavorable $0.45 impact on diluted earnings per share for the period. The litigation settlement gain recognized in the second quarter of 2024 had a favorable impact of $0.59 on diluted earnings per share for the first six months of 2024.
EBITDA(6) for the first six months of 2025 was $78.6 million, compared to $95.2 million in the same prior year period. Results for the first six months of 2025 include a pre-tax $11.1 million non-cash impairment charge related to the company's convertible debt investment in a third-party. Results for the first six months of 2024 include a pre-tax $15.0 million litigation settlement gain related to the completed legal matter in which Huron was the plaintiff.

In addition to using EBITDA(6) to evaluate the company’s financial performance, management uses other non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Six Months Ended June 30,
	2025	2024
Amortization of intangible assets	$4,338	$3,317
Restructuring charges	$1,898	$4,393
2024 litigation settlement gain(7)	$—	$(11,701)
Other losses (gains), net	$(71)	$651
Transaction-related expenses	$4,886	$1,600
Unrealized losses on long-term investments(8)	$16,139	$—
Tax effect of adjustments	$(6,384)	$452
Foreign currency transaction losses (gains), net	$663	$(615)
Adjusted EBITDA(6) increased $12.6 million, or 14.0%, to $102.1 million, or 12.8% of revenues before reimbursable expenses(6), for the first six months of 2025, compared to $89.5 million, or 12.3% of revenues before reimbursable expenses(6), in the same prior year period. Adjusted net income(6) increased $10.6 million, or 19.5%, to $64.8 million, or $3.57 per diluted share, for the first six months of 2025, compared to $54.2 million, or $2.89 per diluted share, for the same prior year period.
The number of revenue-generating professionals(1), excluding Managed Services professionals, increased 7.8% to 4,963 as of June 30, 2025 from 4,604 as of June 30, 2024. The utilization rate(5) of the company's Consulting capability increased to 75.6% for the first six months of 2025, compared to 72.0% during the same period last year. The utilization rate(5) for the company's Digital capability increased to 78.0% for the first six months of 2025, compared to 74.6% during the same period last year. The number of Managed Services professionals increased 54.2% to 1,918 as of June 30, 2025 from 1,244 as of June 30, 2024.
Additionally, Huron returned $133.9 million to shareholders in 2025 through repurchases of 938,280 shares of the company's common stock, representing 5.3% of the company's common stock outstanding as of December 31, 2024.
OPERATING INDUSTRIES
The company’s year-to-date 2025 revenues before reimbursable expenses by operating segment as a percentage of total company revenues before reimbursable expenses are as follows: Healthcare (50%); Education (32%); and Commercial (18%). Financial results by operating industry are included in the attached schedules and in Huron's forthcoming Quarterly Report on Form 10-Q filing for the quarter ended June 30, 2025.
OUTLOOK FOR 2025
Based on currently available information, the company increased guidance for full year 2025 revenues before reimbursable expenses in a range of $1.64 billion to $1.68 billion. The company also anticipates adjusted EBITDA as a percentage of revenues before reimbursable expenses(6) in a range of 14.0% to 14.5%, and adjusted diluted earnings per share(6) guidance in a range of $7.30 to $7.70.
SECOND QUARTER 2025 WEBCAST
The company will host a webcast to discuss its financial results today, July 31, 2025, at 5:00 p.m. Eastern Time, 4:00 p.m. Central Time. The conference call is being webcast by Notified and can be accessed from Huron's website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
USE OF NON-GAAP FINANCIAL MEASURES(6)
In evaluating the company’s financial performance and outlook, management uses EBITDA, adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures. Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing their business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Management has provided its outlook regarding adjusted EBITDA as a percentage of revenues before reimbursable expenses and adjusted diluted earnings per share, both of which are non-GAAP financial measures and exclude certain charges. Management has not reconciled these non-GAAP financial measures to the corresponding GAAP financial measures because guidance for the various reconciling items is not provided. Management is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.
ABOUT HURON
Huron is a global professional services firm that partners with clients to put possible into practice by creating sound strategies, optimizing operations, accelerating digital transformation, and empowering businesses to own their future. By embracing diverse perspectives, encouraging new ideas and challenging the status quo, we create sustainable results for the organizations we serve. Learn more at www.huronconsultinggroup.com.
Statements in this press release that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook,” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn or volatility in market conditions, including as a result of current global trade tensions and/or tariffs. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2024 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.
Please note that information contained in any referenced website is not incorporated by reference in this press release or considered to be part of this document. Such website references are intended to be inactive textual references only.

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Revenues before reimbursable expenses	$402,505	$371,654	$798,195	$727,615
Reimbursable expenses	9,250	9,363	17,701	16,787
Total revenues	411,755	381,017	815,896	744,402
Operating expenses:
Direct costs (exclusive of depreciation and amortization included below)	269,028	248,605	547,071	501,908
Reimbursable expenses	9,250	9,427	17,695	17,011
Selling, general and administrative expenses	80,217	71,410	156,851	144,110
Other gains, net	(71)	(15,917)	(71)	(14,349)
Restructuring charges	560	2,056	1,898	4,393
Depreciation and amortization	7,117	6,033	14,066	12,005
Total operating expenses	366,101	321,614	737,510	665,078
Operating income	45,654	59,403	78,386	79,324
Other income (expense), net:
Interest expense, net of interest income	(9,281)	(7,954)	(14,928)	(13,094)
Other income (expense), net	(8,665)	646	(14,298)	3,425
Total other expense, net	(17,946)	(7,308)	(29,226)	(9,669)
Income before taxes	27,708	52,095	49,160	69,655
Income tax expense	8,278	14,613	5,194	14,167
Net income	$19,430	$37,482	$43,966	$55,488
Earnings per share:
Net income per basic share	$1.12	$2.10	$2.50	$3.08
Net income per diluted share	$1.09	$2.03	$2.42	$2.96
Weighted average shares used in calculating earnings per share:
Basic	17,320	17,887	17,569	18,042
Diluted	17,772	18,454	18,137	18,741
Comprehensive income (loss):
Net income	$19,430	$37,482	$43,966	$55,488
Foreign currency translation adjustments, net of tax	2,749	(281)	3,284	(1,003)
Unrealized loss on investment, net of tax	(5,249)	(6,318)	(15,766)	(7,765)
Unrealized loss on cash flow hedging instruments, net of tax	(2,114)	(1,127)	(4,347)	(54)
Other comprehensive loss	(4,614)	(7,726)	(16,829)	(8,822)
Comprehensive income	$14,816	$29,756	$27,137	$46,666

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$61,011	$21,911
Receivables from clients, net	192,958	197,771
Unbilled services, net	189,038	160,017
Income tax receivable	17,515	1,355
Prepaid expenses and other current assets	29,919	28,063
Total current assets	490,441	409,117
Property and equipment, net	19,709	21,678
Deferred income taxes, net	2,545	2,546
Long-term investments	35,144	69,712
Operating lease right-of-use assets	16,963	19,176
Other non-current assets	124,925	116,569
Intangible assets, net	52,015	26,076
Goodwill	739,070	678,743
Total assets	$1,480,812	$1,343,617
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,157	$11,539
Accrued expenses and other current liabilities	27,870	26,768
Accrued payroll and related benefits	152,592	247,579
Current maturities of long-term debt	13,750	13,750
Current maturities of operating lease liabilities	12,245	12,315
Deferred revenues	29,277	26,869
Total current liabilities	246,891	338,820
Non-current liabilities:
Deferred compensation and other liabilities	66,384	42,481
Long-term debt, net of current portion	643,165	342,857
Operating lease liabilities, net of current portion	24,731	29,686
Deferred income taxes, net	24,646	28,446
Total non-current liabilities	758,926	443,470
Commitments and contingencies
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 20,569,018 and 20,780,928 shares issued, respectively	205	208
Treasury stock, at cost, 3,269,816 and 3,065,633 shares, respectively	(189,388)	(160,093)
Additional paid-in capital	93,502	177,673
Retained earnings	575,619	531,653
Accumulated other comprehensive income (loss)	(4,943)	11,886
Total stockholders’ equity	474,995	561,327
Total liabilities and stockholders’ equity	$1,480,812	$1,343,617

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$43,966	$55,488
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	14,066	12,005
Non-cash lease expense	2,855	3,043
Lease-related impairment charges	738	2,293
Share-based compensation	25,757	25,284
Amortization of debt discount and issuance costs	571	508
Allowances for doubtful accounts	396	2,353
Deferred income taxes	399	1,942
Gain on sale of property and equipment	—	(101)
Change in fair value of contingent consideration liabilities	(71)	(416)
Change in fair value of equity investment	5,014	—
Credit-related impairment charge on convertible debt investment	11,125	—
Changes in operating assets and liabilities, net of acquisitions:
(Increase) decrease in receivables from clients, net	5,494	(20,372)
(Increase) decrease in unbilled services, net	(26,945)	3,057
(Increase) decrease in current income tax receivable / payable, net	(17,161)	(2,606)
(Increase) decrease in other assets	(6,051)	(14,942)
Increase (decrease) in accounts payable and other liabilities	4,063	(6,978)
Increase (decrease) in accrued payroll and related benefits	(91,280)	(86,400)
Increase (decrease) in deferred revenues	284	2,339
Net cash used in operating activities	(26,780)	(23,503)
Cash flows from investing activities:
Purchases of property and equipment	(3,892)	(3,665)
Investments in life insurance policies	(2,312)	(1,361)
Purchases of businesses, net of cash acquired	(53,111)	(20,769)
Capitalization of internally developed software costs	(10,919)	(14,138)
Proceeds from note receivable	154	154
Proceeds from sale of property and equipment	—	102
Net cash used in investing activities	(70,080)	(39,677)
Cash flows from financing activities:
Proceeds from exercises of stock options	2,591	1,215
Shares redeemed for employee tax withholdings	(32,507)	(21,080)
Share repurchases	(134,369)	(97,264)
Proceeds from bank borrowings	552,000	618,500
Repayments of bank borrowings	(251,875)	(430,938)
Payments for debt issuance costs	—	(1,446)
Deferred payments for business acquisitions	(36)	(261)
Net cash provided by financing activities	135,804	68,726
Effect of exchange rate changes on cash	156	(49)
Net increase in cash and cash equivalents	39,100	5,497
Cash and cash equivalents at beginning of the period	21,911	12,149
Cash and cash equivalents at end of the period	$61,011	$17,646

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,		Percent Increase (Decrease)	Six Months Ended June 30,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2025	2024		2025	2024
Healthcare:
Revenues before reimbursable expenses	$197,822	$190,098	4.1%	$396,312	$370,840	6.9%
Operating income	$59,651	$55,246	8.0%	$115,967	$97,940	18.4%
Segment operating margin	30.2%	29.1%		29.3%	26.4%
Education:
Revenues before reimbursable expenses	$129,301	$122,753	5.3%	$252,049	$234,336	7.6%
Operating income	$32,329	$30,792	5.0%	$55,389	$52,748	5.0%
Segment operating margin	25.0%	25.1%		22.0%	22.5%
Commercial:
Revenues before reimbursable expenses	$75,382	$58,803	28.2%	$149,834	$122,439	22.4%
Operating income	$12,507	$9,015	38.7%	$23,803	$23,054	3.2%
Segment operating margin	16.6%	15.3%		15.9%	18.8%
Total Huron:
Revenues before reimbursable expenses	$402,505	$371,654	8.3%	$798,195	$727,615	9.7%
Reimbursable expenses	9,250	9,363	(1.2)%	17,701	16,787	5.4%
Total revenues	$411,755	$381,017	8.1%	$815,896	$744,402	9.6%

Items not allocated at the segment level:
Unallocated corporate expenses	54,281	45,626	19.0%	106,652	96,565	10.4%
Other gains, net	(71)	(15,917)	N/M	(71)	(14,349)	N/M
Restructuring charges	455	2,047	(77.8)%	1,847	4,280	(56.8)%
Depreciation and amortization	4,168	3,894	7.0%	8,345	7,922	5.3%
Operating income	45,654	59,403	(23.1)%	78,386	79,324	(1.2)%
Other expense, net	(17,946)	(7,308)	145.6%	(29,226)	(9,669)	N/M
Income before taxes	$27,708	$52,095	(46.8)%	$49,160	$69,655	(29.4)%
Other Operating Data:
Number of revenue-generating professionals by segment (at period end)(1):
Healthcare	1,329	1,223	8.7%	1,329	1,223	8.7%
Education	1,169	1,115	4.8%	1,169	1,115	4.8%
Commercial(2)	2,465	2,266	8.8%	2,465	2,266	8.8%
Total (excluding Managed Services)	4,963	4,604	7.8%	4,963	4,604	7.8%
Managed Services(3)	1,918	1,244	54.2%	1,918	1,244	54.2%
Total	6,881	5,848	17.7%	6,881	5,848	17.7%
Revenues before reimbursable expenses by capability:
Consulting and Managed Services(4)	$229,122	$218,339	4.9%	$453,043	$419,898	7.9%
Digital	173,383	153,315	13.1%	345,152	307,717	12.2%
Total	$402,505	$371,654	8.3%	$798,195	$727,615	9.7%
Number of revenue-generating professionals by capability (at period end)(1):
Consulting	1,866	1,691	10.3%	1,866	1,691	10.3%
Managed Services(3)	1,918	1,244	54.2%	1,918	1,244	54.2%
Digital	3,097	2,913	6.3%	3,097	2,913	6.3%
Total	6,881	5,848	17.7%	6,881	5,848	17.7%
Utilization rate by capability(5):

Consulting	77.0%	73.7%	75.6%	72.0%
Digital	77.8%	75.0%	78.0%	74.6%
(1) Consists of our full-time consultants who generate revenues based on the number of hours worked; full-time equivalents, which consists of coaches and their support staff within the culture and organizational excellence solution, consultants who work variable schedules as needed by clients, and full-time employees who provide software support and maintenance services to clients; and our Managed Services professionals who provide revenue cycle management and research administration managed services and outsourcing at our healthcare, education and research-focused clients.
(2)    The majority of our revenue-generating professionals within our Commercial segment can provide services across all of our industries, including healthcare and education, and the related costs of these professionals are allocated to each of the segments.
(3)    We have separately presented the total number of revenue-generating professionals within our Managed Services capabilities of our Healthcare and Education segments. Our Healthcare Managed Services professionals provide revenue cycle billing, collections, insurance verification and change integrity services to clients. Our Education Managed Services professionals provide research administration managed services and outsourcing at our education and research-focused clients.
The number of Managed Services professionals within our Healthcare segment was 1,807 and 1,116 as of June 30, 2025 and 2024, respectively.
The number of Managed Services professionals within our Education segment was 111 and 128 as of June 30, 2025 and 2024, respectively.
(4)    Managed Services capability revenues before reimbursable expenses within our Healthcare segment was $21.0 million and $16.7 million for the three months ended June 30, 2025 and 2024, respectively; and $39.3 million and $34.2 million for the six months ended June 30, 2025 and 2024, respectively.
Managed Services capability revenues before reimbursable expenses within our Education segment was $7.4 million and $6.8 million for the three months ended June 30, 2025 and 2024, respectively; and $14.7 million and $14.2 million for the six months ended June 30, 2025 and 2024, respectively.
(5)    Utilization rate is calculated by dividing the number of hours our billable consultants worked on client assignments during a period by the total available working hours for these billable consultants during the same period. Available working hours are determined by the standard hours worked by each billable consultant, adjusted for part-time hours, and U.S. standard work weeks. Available working hours exclude local country holidays and vacation days. Utilization rates are presented for our revenue-generating professionals who primarily bill on an hourly basis. We have not presented utilization rates for our Managed Services professionals as most of the revenues generated by these employees are not billed on an hourly basis.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME
TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION(6)
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues before reimbursable expenses	$402,505	$371,654	$798,195	$727,615
Reimbursable expenses	9,250	9,363	17,701	16,787
Total revenues	$411,755	$381,017	$815,896	$744,402
Net income	$19,430	$37,482	$43,966	$55,488
Net income as a percentage of total revenues	4.7%	9.8%	5.4%	7.5%
Add back:
Income tax expense	8,278	14,613	5,194	14,167
Interest expense, net of interest income	9,281	7,954	14,928	13,094
Depreciation and amortization	7,318	6,244	14,467	12,425
Earnings before interest, taxes, depreciation and amortization (EBITDA)(6)	44,307	66,293	78,555	95,174
Add back:
Restructuring charges	560	2,056	1,898	4,393
2024 litigation settlement gain(7)	—	(11,701)	—	(11,701)
Other losses (gains), net	(71)	(917)	(71)	651
Transaction-related expenses	3,590	103	4,886	1,600
Unrealized losses on long-term investments(8)	11,929	—	16,139	—
Foreign currency transaction losses (gains), net	264	(150)	663	(615)
Adjusted EBITDA(6)	$60,579	$55,684	$102,070	$89,502
Adjusted EBITDA as a percentage of revenues before reimbursable expenses(6)	15.1%	15.0%	12.8%	12.3%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME(6)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$19,430	$37,482	$43,966	$55,488
Weighted average shares - diluted	17,772	18,454	18,137	18,741
Diluted earnings per share	$1.09	$2.03	$2.42	$2.96
Add back:
Amortization of intangible assets	2,302	1,627	4,338	3,317
Restructuring charges	560	2,056	1,898	4,393
2024 litigation settlement gain(7)	—	(11,701)	—	(11,701)
Other losses (gains), net	(71)	(917)	(71)	651
Transaction-related expenses	3,590	103	4,886	1,600
Unrealized losses on long-term investments(8)	11,929	—	16,139	—
Tax effect of adjustments	(4,075)	2,296	(6,384)	452
Total adjustments, net of tax	14,235	(6,536)	20,806	(1,288)
Adjusted net income(6)	$33,665	$30,946	$64,772	$54,200
Adjusted weighted average shares - diluted	17,772	18,454	18,137	18,741
Adjusted diluted earnings per share(6)	$1.89	$1.68	$3.57	$2.89

(6)    In evaluating the company’s financial performance and outlook, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues before reimbursable expenses, adjusted net income, and adjusted diluted earnings per share, which are non-GAAP measures.

Management uses these non-GAAP financial measures to gain an understanding of the company's comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect the company's ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the company's business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
(7)    The non-GAAP financial measures for the three and six months ended June 30, 2024 include an adjustment for the 2024 litigation settlement gain. In the second quarter of 2024, the company settled a litigation matter in which Huron was the plaintiff for $15.0 million, on a pre-tax basis. This $15.0 million settlement gain was recorded as a component of other gains, net on the consolidated statement of operations. The company has excluded from the non-GAAP measures $11.7 million, which is the value of the settlement gain that exceeds the third-party legal costs incurred during 2024 specific to this litigation matter, as this net gain is not indicative of the ongoing performance of Huron's business. Of the $3.3 million third-party legal costs incurred for this matter in the first half of 2024, $2.7 million was incurred in the first quarter and $0.6 million was incurred in the second quarter. Third-party legal expenses are recorded as a component of selling, general and administrative expenses on the statement of operations.
(8)    The non-GAAP financial measures for the three and six months ended June 30, 2025 include an adjustment of $11.9 million and $16.1 million, respectively, of unrealized losses on long-term investments as these unrealized losses related to investments in third parties and are not indicative of the ongoing performance of Huron's business. These unrealized losses were recorded as a component of other income (expense), net on the consolidated statement of operations. The $11.9 million of unrealized losses recorded in the second quarter of 2025 included an $11.1 million non-cash credit-related impairment charge related to the company's convertible debt investment in a third-party and a $0.8 million non-cash impairment charge on the company's equity investment in a hospital-at-home company. The $16.1 million of unrealized losses in the first six months of 2025 included the $11.1 million non-cash credit-related impairment charge related to the company's convertible debt investment in a third-party and $5.0 million of non-cash impairment charges on the company's equity investment in a hospital-at-home company.